QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

EXHIBIT A

PROMISSORY NOTE

$	, 2002 Santa Barbara, California
PROMISSORY NOTE, dated as of , 2002, by EarthShell Corporation, a Delaware corporation ("Borrower"), in favor of E. Khashoggi Industries, LLC, a Delaware limited liability company ("Lender")

        This Promissory Note (this "Note") is issued in connection with that certain Loan Agreement (the "Loan Agreement") dated as of September 9, 2002 by and between Borrower and Lender.

        For value received, the undersigned, Borrower, hereby promises to pay to the order of Lender, in lawful money of the United States of America, the principal amount of                          ($                        ), together with interest from the date hereof on the unpaid principal balance of this Note at the rate of ten percent (10%) per annum, calculated on the basis of a 360-day year and actual days elapsed. This Note does not in any way constitute or evidence additional indebtedness owed by Borrower to Lender.

        Borrower shall pay to Lender interest equal to the amount of interest that will accrue hereunder from the date hereof through and including the Maturity Date (as defined below); provided, however, that, if the principal balance hereof and all accrued and unpaid interest is not paid on or prior to the Maturity Date, interest on any unpaid amounts shall continue to accrue until such unpaid amounts and additional interest thereon are paid in full. For purposes of this Note, the term "Maturity Date" shall mean the first to occur of (i) receipt by the Company of the proceeds from a Qualified Financing (as defined in the Loan Agreement) and (ii) 30 days from the date hereof. Interest shall accrue on this Note from the date hereof until the principal balance hereof is repaid or prepaid. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date unless prepaid. Borrower may prepay all or any portion of this Note without penalty, together with accrued interest on the portion of the unpaid principal balance to be prepaid, upon five days prior written notice to Lender. All payments and prepayments shall be first applied to accrued interest on the date of such payment or prepayment, as the case may be. The amount of any payment or prepayment in excess of the accrued and unpaid interest on the date of such payment or prepayment shall be applied to reduce the principal balance due hereunder.

        Neither Borrower nor Lender may assign this Note without the prior written consent of the other.

        WITNESS, the due execution of this Note as of the date first above written.

EarthShell Corporation, a Delaware corporation
By:
Name: Title:

QuickLinks

Exhibit 10.2